As filed with the Securities and Exchange Commission on November 16, 1998
                                              Registration No. 333-________


                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM S-8
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          OWENS-ILLINOIS, INC.
         (Exact name of registrant as specified in its charter)

                                Delaware
     (State or other jurisdiction of incorporation or organization)

                               22-2781933
                 (I.R.S. Employer Identification No.)

                               One SeaGate
                              Toledo, Ohio
               (Address of principal executive offices)

                                 43666
                              (Zip Code)


            FIFTH AMENDED AND RESTATED OWENS-ILLINOIS, INC.
                   STOCK PURCHASE AND SAVINGS PROGRAM

                                   AND

            FOURTH AMENDED AND RESTATED OWENS-ILLINOIS, INC.
                         LONG-TERM SAVINGS PLAN

                                   AND

          OWENS-ILLINOIS DE PUERTO RICO LONG-TERM SAVINGS PLAN



         THOMAS L. YOUNG, ESQ.                           Copy to:
   Executive Vice President, General                 ROBERT A. KOENIG
         Counsel and Director                        Latham & Watkins
         Owens-Illinois, Inc.                      633 West Fifth Street
             One SeaGate                                Suite 4000
         Toledo, Ohio 43666                   Los Angeles, California  90071
           (419) 247-5000                             (213) 485-1234
 (Name, address, including zip code,
 and telephone number, including area
     code, of agent for service)


(continued on next page)

(continuation of cover page)

                        CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
                                  Proposed
Title of Each        Amount        Maximum        Proposed
  Class of         of Shares      Offering         Maximum
 Securities          to be          Price        Aggregate         Amount of
   to be           Registered        Per          Offering       Registration
 Registered           (1)         Share (2)         Price            Fee
-------------      ----------     ---------      ---------       ------------
Common Stock,
par value
$.01 per
share (1)           4,000,000        $31.50     $126,000,000       $35,028.00
=============================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Fifth Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program, Fourth Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan (successor to the Second Amended and Restated Owens-Illinois, Inc. Non-Union Retirement and Savings Plan and the Second Amended and Restated Owens-Illinois, Inc. Supplemental Retirement Plan) and Owens-Illinois de Puerto Rico Long-Term Savings Plan (collectively, the "Plans").

(2) For purposes of computing the registration fee only. Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based on the average of the high and low prices for the Company's Common Stock as reported on the New York Stock Exchange on November 10, 1998.

                                    PART I

Item 1.  Plan Information

         Not required to be filed with this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information

         Not required to be filed with this Registration Statement.


                                    PART II

Item 3.  Incorporation of Documents by Reference

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Owens-Illinois, Inc., a Delaware corporation (the "Company" or the "Registrant"), are incorporated as of their respective dates in this Registration Statement by reference:

         A. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         B. All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 since December 31, 1997; and

         C. Description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on December 3, 1991, as amended.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         See item 3.C. above.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any proceedings, against certain expenses, judgments, fines, settlements and other amounts under certain circumstances. Article III, Section 13 of the Registrant's Bylaws provides for indemnification of the Registrant's officers and directors to the extent permitted by the Delaware General Corporation Law, and the Registrant maintains insurance covering certain liabilities of the directors and officers of the Registrant and its subsidiaries.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

       5.1    Internal Revenue Service determination letter (see Item 9(d)).

     *23.1    Consent of Ernst & Young LLP.

     *23.2    Consent of McCarter & English L.L.P.

     *23.3    Consent of Ernst & Young.

      24      Power of Attorney (included on page 4).

         * Filed herewith

Item 9.  Undertakings

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) Pursuant to Item 8(b) of Form S-8, in lieu of an Internal Revenue Service ("IRS") determination letter that the Plans are qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the undersigned Registrant hereby undertakes to submit the Plans and any amendments thereto to the IRS in a timely manner and will make all changes required by the IRS to qualify the Plans.

                                  SIGNATURES

         Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on this 16th day of November, 1998.


                                          OWENS-ILLINOIS, INC.



                                          By:/s/ Thomas L. Young
                                             ----------------------------
                                             Thomas L. Young
                                             Executive Vice President,
                                             General Counsel and Director


         Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Thomas
L. Young and David G. Van Hooser, and each of them, as attorney-in-fact, with full power of substitution, to sign on his behalf, individually and in such capacity stated below, and to file any amendments, including post-effective amendments or supplements, to this Registration Statement.


        Signature                        Title                    Date
-------------------------     ----------------------------  -----------------
/s/ Joseph H. Lemieux         Chairman, Chief Executive     November 16, 1998
-------------------------     Officer and Director
Joseph H. Lemieux             (Principal Executive Officer)


/s/ David G. Van Hooser       Senior Vice President and     November 16, 1998
-------------------------     Chief Financial Officer
David G. Van Hooser           (Principal Financial and
                              Accounting Officer)


/s/ Edward A. Gilhuly         Director                      November 16, 1998
-------------------------
Edward A. Gilhuly


/s/ James H. Greene, Jr.      Director                      November 16, 1998
-------------------------
James H. Greene, Jr.


/s/ Robert J. Lanigan         Director                      November 16, 1998
-------------------------
Robert J. Lanigan

/s/ John J. McMackin, Jr.    Director                       November 16, 1998
-------------------------
John J. McMackin, Jr.


/s/ Michael W. Michelson      Director                      November 16, 1998
-------------------------
Michael W. Michelson


/s/ George R. Roberts         Director                      November 16, 1998
-------------------------
George R. Roberts


/s/ Thomas L. Young           Director                      November 16, 1998
-------------------------
Thomas L. Young

         Pursuant to the requirements of the Act, the Plans have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on this 16th day of November, 1998.

                            FIFTH AMENDED AND RESTATED OWENS-ILLINOIS, INC. STOCK PURCHASE AND SAVINGS PROGRAM

                            FOURTH AMENDED AND RESTATED OWENS-ILLINOIS, INC. LONG-TERM SAVINGS PLAN

                            OWENS-ILLINOIS DE PUERTO RICO LONG-TERM
                            SAVINGS PLAN

                            By:   Owens-Illinois, Inc.
                                  Employee Benefits Committee
                                  (Plan Administrator)


                                 By: /s/ D. W. Pennywitt
                                     -------------------------------
                                     D. W. Pennywitt
                                     Chairman


                                     /s/ R. D. Lewis
                                     -------------------------------
                                     R. D. Lewis
                                     Secretary

                              INDEX TO EXHIBITS

EXHIBIT
-------

5.1          Internal Revenue Service determination letter (see
             Item 9(d)).
*23.1        Consent of Ernst & Young LLP.
*23.2        Consent of McCarter & English L.L.P.
*23.3        Consent of Ernst & Young.
24           Power of Attorney (included on page 4).

             * Filed herewith